UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 1, 2008

ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013
(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

Ultralife (the “Company”) reported revenue of $49.6 million for its first quarter of 2008, an increase of 53% compared with $32.3 million reported in the same three-month period in 2007. Operating income for the quarter was $2.4 million compared with $0.6 million last year.

The Company’s press release is attached as Exhibit 99.1 to this Form 8-K. The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01.     Financial Statements, Pro Forma Financials and Exhibits.

(a)	Exhibits.

99.1 Press Release dated May 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE BATTERIES, INC.
Dated:	May 1, 2008

By: /s/ Robert W. Fishback
Robert W. Fishback
Vice President of Finance and CFO

INDEX TO EXHIBITS

(99)	Additional Exhibits

	99.1	Press Release dated May 1, 2008.